                                  EXHIBIT 99.1

                PREFERRED STOCK PURCHASE AGREEMENT PRESS RELEASE

         CASELLA WASTE SYSTEMS, INC. REPORTS EARNINGS OF 19 CENTS PER SHARE IN FOURTH QUARTER OF FISCAL 2000

         COMPANY ANNOUNCES NEW FINANCING, AND RESTRUCTURING OF NON-CORE BUSINESSES; GIVES GUIDANCE ON FISCAL YEAR 2001

              RUTLAND, VERMONT (June 28, 2000)--Casella Waste Systems, Inc. (NASDAQ: CWST), a regional, non-hazardous solid waste services company, today reported financial results for the fourth quarter of its 2000 fiscal year.

              For the quarter ended April 30, 2000, the company reported net income of $4.3 million, versus $1.4 million for the same period last year, a 207 percent increase.

              Fully diluted earnings per share for the quarter were $0.19.

              Revenue for the quarter was $134.0 million versus $46.4 million for the same period a year ago. EBITDA (earnings before interest, taxes, depreciation and amortization) increased 156 percent to $30.0 million, compared to $11.7 million in the same period last year.

              For the fiscal year ended April 30, 2000, the company reported net income of $16.5 million; revenues for the year were $337.3 million. EBITDA was $84.4 million.

              Results for the three- and twelve-month periods are pro forma, and exclude the impact of a write-off of unamortized debt acquisition costs; the loss and write-off, primarily non-cash, related to the discontinuation and loss on sale of certain non-core operations; non-cash equity loss on investment; merger costs which occurred in the first quarter; and a gain on the sale of a company metal facility.

              "Both our company's performance and the markets we serve continue to be marked by strong underlying fundamentals," John Casella, president and CEO of Casella Waste Systems, said. "Once again, one of the most compelling indicators of this fundamental strength is the consistent delivery of our EBITDA margin targets."

               CELLULOSE INSULATION BUSINESS STRUCTURED AS A JOINT VENTURE

               The company also said it had entered into an agreement with Louisiana-Pacific Corp. (NYSE: LPX) to combine their respective cellulose insulation businesses into a single operating entity under a joint venture agreement effective July 1, 2000.

              The new company, to be known as U.S. GreenFiber LLC, is an equally owned joint venture formed through the combination of Louisiana-Pacific's GreenStone Industries Inc. and Casella Waste Systems' U.S. Fibers operations. The new entity will supply cellulose insulation to existing residential construction, retail and manufactured housing supply channels. GreenFiber's operations, which will produce approximately $100 million in revenues, will be handled by a single management team located in Charlotte, North Carolina.

              "This joint venture combines Louisiana-Pacific's manufacturing expertise with our capacity to be a stable long-term supplier of high quality fiber, making GreenFiber the nation's lowest cost, largest manufacturer of cellulose insulation," Casella said.

              "While U.S. Fibers was not by any stretch a `core' solid waste business, there is a compelling opportunity to be part of building a strong, cash flow-generating operation that, at the very least, is a path towards monetizing that business at a higher valuation than currently exists," Casella said. "This restructuring gives us this flexibility, at the same time mitigating its financial impact."

              COMPANY RAISING CAPITAL THROUGH CONVERTIBLE PREFERRED STOCK

              The company announced that it has entered into an agreement with Berkshire Partners of Boston, Massachusetts to issue convertible preferred stock which may convert into Class A Common Stock at $14.00 per share. The company expects to raise approximately $55 million in the transaction, which the company believes will be instrumental in strengthening its financial foundation, allow it to continue to execute its growth plan, as well as allowing other strategic initiatives. The closing of the transaction is subject to receipt of regulatory approvals and other customary closing conditions.

              PLASTICS MANUFACTURING BUSINESS HELD FOR SALE

              The company also announced that it is selling its plastics manufacturing business, and is carrying the business as an asset held for sale at its realizable net value.

              "This line of business has not performed to expectations and, it does not warrant the required investment of management time and resources," Casella said. "As a result, it will be sold."

              EARNINGS PROJECTION FOR FISCAL YEAR 2001

              The company also said it is adjusting its projected earnings per share for fiscal year 2001, which began on May 1, 2000. The company said it expects net income of approximately $19.5 million, or $0.72 per share, and EBITDA to be approximately $133.0 million.

              "We remain driven to create long-term value, and continue to focus on EBITDA as our performance yardstick," Casella said.

              "The shift in EBITDA for 2001 to $133 million from $140 million is primarily due to moving our cellulose insulation business into a joint venture and discontinuing our plastics operation," Casella said. "It is an indication that our core businesses will continue to perform as expected.

              "The shift in EPS is primarily the result of a higher book income tax rate, higher goodwill amortization expenses associated with the KTI acquisition, higher interest rate expenses, and the impact of preferred stock--items we strongly believe do not reflect the health of our core businesses, or our ability to create long-term value," Casella said.

              "Our historically proven approach has always been to aggregate quality assets strategically, integrate and rationalize them, and generate attractive EBITDA margins," Casella said. "We are, in a fundamental and disciplined way, executing this strategy once again with the former KTI assets--integrating and polishing, reinvesting where necessary, and building a market-focused business that, over time, we expect should deliver the desired results."

              Casella Waste Systems, headquartered in Rutland, Vermont, is a regional, integrated, non-hazardous solid waste services company that provides collection, transfer, disposal and recycling services primarily in the northeastern United States.

              For further information, contact Joseph Fusco, vice president; or Jerry Cifor, chief financial officer at (802) 775-0325. The company's website is http://www.casella.com.

              The company will host a conference call to discuss these results on Thursday, June 29, 2000 at 10:00 a.m. EDT. Individuals interested in participating in the call should dial 913-981-4910 at least 10 minutes before start time. A replay of the call will be available by calling 719-457-0820 (conference code 776641) before 11:59 p.m. EDT, Thursday, July 6, 2000.

              This press release contains forward-looking statements that involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the ability of the Company to realize the anticipated synergies and other operating benefits from the acquisition of KTI, the Company's ability to manage growth, the accuracy of the company's financial projections, a history of losses, the ability to identify, acquire and integrate acquisition targets, dependence on management, the uncertain ability to finance the company's growth, limitations on landfill permitting and expansion and geographic concentration, changes in the market prices of recyclable materials, and the risk factors detailed from time to time in the company's periodic reports and registration statements filed with the Securities and Exchange Commission.

                  CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                          Three Months Ended                        Year Ended
                                                  ----------------------------------    ----------------------------------
                                                   April 30,               April 30,     April 30,               April 30,
(000's omitted)                                     1999(1)    April 30,    2000(2)       1999(1)    April 30,    2000 (2)
                                                  (restated)     2000      (proforma)   (restated)     2000      (proforma)
                                                  ---------    ---------   ---------    ---------    ---------   ---------
Revenues                                          $  46,352    $ 133,919   $ 133,919    $ 182,556    $ 337,347   $ 337,347
                                                  ---------    ---------   ---------    ---------    ---------   ---------

Operating Expenses:
  Cost of Operations                                 27,314       87,906      87,906      108,874      210,733     210,733
  General and Administrative                          6,523       15,969      15,969       26,616       42,263      42,263
  Depreciation and Amortization                       6,661       14,448      14,448       25,725       40,211      40,211
  Merger Costs (Pooling)                                786            0           0        1,951        1,491           0
                                                  ---------    ---------   ---------    ---------    ---------   ---------
                                                     41,284      118,323     118,323      163,166      294,698     293,207
                                                  ---------    ---------   ---------    ---------    ---------   ---------
Operating Income                                      5,068       15,596      15,596       19,390       42,649      44,140
                                                  ---------    ---------   ---------    ---------    ---------   ---------

Other (Income) Expenses
  Interest Expense, Net                               1,397        7,068       7,068        5,564       15,051      15,051
  Other Expense (Income), net                           (96)       2,623       2,623         (352)       1,999       1,999
  Loss on Sale of Assets                                  0            0      (1,152)           0            0      (1,152)
  Equity Loss on Investment                               0            0        (840)           0            0        (840)
  Add Back Gain on Sale of Facility                       0            0           0            0            0         128
                                                  ---------    ---------   ---------    ---------    ---------   ---------
                                                      1,301        9,691       7,699        5,212       17,050      15,186
                                                  ---------    ---------   ---------    ---------    ---------   ---------

Income from Continuing Operations before Income
  Taxes and Extraordinary Items                       3,767        5,905       7,897       14,178       25,599      28,954
Provision for Income Taxes                            2,265        3,524       3,553        7,531       12,257      12,475
                                                  ---------    ---------   ---------    ---------    ---------   ---------
Income from Continuing Operations                     1,502        2,381       4,344        6,647       13,342      16,479

Discontinued Operations, Net of Tax Effect:
 (Income)/Loss from Discontinued Operations              97            0           0           33          269           0
 Loss on Disposal of Discontinued Operations              0            0           0            0        1,393           0

Total Discontinued Operations                            97            0           0           33        1,662           0

Extraordinary Item, Net of Tax Effect:
 Early Extinguishment of Debt                             0            0           0            0          631           0

Net Income                                            1,405        2,381       4,344        6,614       11,049      16,479
                                                  =========    =========   =========    =========    =========   =========
EBIT                                                  5,068       15,596      15,596       19,390       42,649      44,140
EBITDA                                               11,729       30,044      30,044       45,115       82,860      84,351

Common Stock and Common
 Stock Equivalent Shares Outstanding,
 Assuming Full Dilution                              16,342       23,476      23,476       16,000       19,272      19,272
                                                  =========    =========   =========    =========    =========   =========
Diluted Earnings per Share                        $    0.09    $    0.10   $    0.19    $    0.41    $    0.57   $    0.86
                                                  =========    =========   =========    =========    =========   =========


The accompanying notes are an integral part of these consolidated financial statements.

NOTES:

(1) Financial Statements have been restated to reflect the following merger transactions, all accounted for as poolings of interests:

    Resource Waste Systems, Inc., Resource Transfer Services, Inc., and Resource Recovery of Cape Cod, Inc. (Collectively "Resource Waste Systems")

    Corning Community Disposal, Inc.

(2) The year ended April 30, 2000 pro forma results exclude merger costs in the amount of $1,491,000 which occurred during the first quarter. Additionally, the pro forma results exclude the impact of discontinued operations, early extinguishment of debt, loss on sale of assets, and equity loss on investment. The pro forma results also exclude the one-time gain on the sale of a metal facility in the amount of $128,000

                  CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                                    Three Months Ended                       Year Ended
                                               -----------------------------------------------------------   ----------
                                                 July 31,       October 31,     January 31,
                                                 1998 (1)        1998 (1)       1999 (1)        April 30,     April 30,
                                                (restated)      (restated)     (restated)         1999            1999
                                               ------------    ------------   ------------    ------------   ----------
Revenues                                       $ 42,666,782    $ 45,035,237   $ 41,983,753    $    133,919        #REF!
                                               ------------    ------------   ------------    ------------   ----------

Operating Expenses:
  Cost of Operations                             25,265,226      25,911,885     24,104,279          87,906        #REF!
  General and Administrative                      6,171,864       6,488,330      6,618,448          15,969        #REF!
  Depreciation and Amortization                   5,742,705       6,502,722      6,226,358          14,448        #REF!
  Merger Costs (Pooling)                             16,788         766,509        393,693               0        #REF!
                                               ------------    ------------   ------------    ------------   ----------
                                                 37,196,583      39,669,446     37,342,778         118,323        #REF!
                                               ------------    ------------   ------------    ------------   ----------
Operating Income                                  5,470,199       5,365,791      4,640,975          15,596        #REF!
                                               ------------    ------------   ------------    ------------   ----------

Other (Income) Expenses
  Interest Expense, Net                           1,803,651         827,274      1,089,958           7,068        #REF!
  Other Expense (Income), net                      (256,828)         66,844        (65,378)          2,623        #REF!
                                               ------------    ------------   ------------    ------------   ----------
                                                  1,546,823         894,118      1,024,580           9,691        #REF!
                                               ------------    ------------   ------------    ------------   ----------

Income Before Provision for Income Taxes and
  Extraordinary Items                             3,923,376       4,471,673      3,616,395           5,905        #REF!
Provision for Income Taxes                        1,675,208       1,917,911      1,714,279           3,524        #REF!
                                               ------------    ------------   ------------    ------------   ----------
Net Income                                        2,248,168       2,553,762      1,902,116           2,381        #REF!
                                               ============    ============   ============    ============   ==========
EBIT                                              5,470,199       5,365,791      4,640,975          15,596        #REF!
EBITDA                                           11,212,904      11,868,513     10,867,333          30,044        #REF!

Common Stock and Common
 Stock Equivalent Shares Outstanding,
 Assuming Full Dilution                          14,047,340      16,208,222     16,323,886      15,979,045   15,636,859
                                               ============    ============   ============    ============   ==========

Diluted Earnings per Share                     $      0.160    $      0.158   $      0.117    $      0.000        #REF!
                                               ============    ============   ============    ============   ==========


The accompanying notes are an integral part of these consolidated financial statements.

NOTES:

(1) Financial Statements have been restated to reflect the following merger transactions, all accounted for as poolings of interest:


     Waste Stream Inc., B&C Sanitation Corporation,            Collectively "Waste Stream"
     North Country Trucking, Inc., Better Bedding Corp.,

     R.A. Bronson, Inc., BBC LLC, NTC LLC and
     Grasslands, Inc.

     Northern Sanitation, Inc. and Northern Properties Corp.   Collectively "Northern Sanitation"     Consummated 12/23/98
     of Plattsburgh, Inc.

     Natural Environmental, Inc., Schultz Landfill, Inc.,      Collectively "NEI"                     Consummated 4/30/99
     and Blasdell Development Group, Inc.

     Westfield Disposal Service, Inc., and Portland C & D      Collectively "Westfield Disposal"      Consummated 4/30/99
     Landfill, Inc.


                  CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                         Three Months Ended                         Nine Months Ended
                                           -------------------------------------------  -------------------------------------------
                                             January 31,                  January 31,     January 31,                   January 31,
                                               1999(1)     January 31,      2000(2)         1999(1)      January 31,     2000 (2)
                                             (restated)       2000        (proforma)      (restated)        2000        (proforma)
                                           -------------  -------------  -------------  -------------  -------------  -------------
Revenues                                   $  44,109,000  $  93,003,878  $  93,003,878  $ 136,204,000  $ 203,427,563  $ 203,427,563
                                           -------------  -------------  -------------  -------------  -------------  -------------

Operating Expenses:
  Cost of Operations                          26,351,000     61,451,815     61,451,815     81,560,000    122,825,887    122,825,887
  General and Administrative                   7,060,000     11,413,226     11,413,226     20,093,000     26,293,631     26,293,631
  Depreciation and Amortization                6,481,000     10,193,287     10,193,287     19,064,000     25,762,736     25,762,736
  Merger Costs (Pooling)                         468,000              0              0      1,165,000      1,490,426              0
                                           -------------  -------------  -------------  -------------  -------------  -------------
                                              40,360,000     83,058,328     83,058,328    121,882,000    176,372,680    174,882,254
                                           -------------  -------------  -------------  -------------  -------------  -------------
Operating Income                               3,749,000      9,945,550      9,945,550     14,322,000     27,054,883     28,545,309
                                           -------------  -------------  -------------  -------------  -------------  -------------

Other (Income) Expenses
  Interest Expense, Net                        1,285,000      4,774,341      4,774,341      4,167,000      7,983,356      7,983,356
  Other Expense (Income), net                    (65,000)      (119,774)      (119,774)      (256,000)      (623,576)      (623,576)
  Gain on Sale of Facility                             0              0              0              0              0              0
                                           -------------  -------------  -------------  -------------  -------------  -------------
                                               1,220,000      4,654,567      4,654,567      3,911,000      7,359,780      7,359,780
                                           -------------  -------------  -------------  -------------  -------------  -------------
Income Before Provision for
  Income Taxes
  Discontinued Operations and
    Extraordinary Items                        2,529,000      5,290,983      5,290,983     10,411,000     19,695,103     21,185,529
Provision for Income Taxes                     1,689,000      2,433,483      2,433,483      5,266,000      8,611,188      8,921,871
                                           -------------  -------------  -------------  -------------  -------------  -------------
Net Income from Continuing Operations            840,000      2,857,500      2,857,500      5,145,000     11,083,915     12,263,658

Discontinued Operations, Net of
    Tax Effect:
 (Gain)/Loss from Discontinued
    Operations (2)                               (39,000)        78,564              0        (64,000)       269,083              0
 Loss on Disposal of Discontinued
    Operations (2)                                     0      1,393,232              0              0      1,393,232              0

Total Discontinued Operations                    (39,000)     1,471,796              0        (64,000)     1,662,315              0

Extraordinary Items, Net of Tax Effect:
 Early Extinguishment of Debt (2)                      0        631,283              0              0        631,283              0

Net Income                                       879,000        754,421      2,857,500      5,209,000      8,790,317     12,263,658
                                           =============  =============  =============  =============  =============  =============
EBIT                                           3,749,000      9,945,550      9,945,550     14,322,000     27,054,883     28,545,309
EBITDA                                        10,230,000     20,138,837     20,138,837     33,386,000     52,817,619     54,308,045

Common Stock and Common
 Stock Equivalent Shares Outstanding,
 Assuming Full Dilution                       16,687,000     20,265,517     20,265,517     15,890,000     16,506,818     16,506,818
                                           =============  =============  =============  =============  =============  =============
Diluted Earnings per Share                 $       0.050  $       0.037  $       0.141  $       0.328  $       0.533  $       0.743
                                           =============  =============  =============  =============  =============  =============



The accompanying notes are an integral part of these consolidated financial statements.

NOTES:

(1) Financial Statements have been restated to reflect the following merger transactions, all accounted for as poolings of interests:

     Natural Environmental, Inc., Schultz Landfill, Inc.,              Collectively "NEI"
     and Blasdell Development Group, Inc.

     Westfield Disposal Service, Inc., and Portland C & D              Collectively "Westfield Disposal"
     Landfill, Inc.

     Resource Waste Systems, Inc., Resource Transfer Services, Inc., and Resource Recovery of Cape Cod, Inc.
     (Collectively "Resource Waste Systems")

     Corning Community Disposal, Inc.


(2) The quarter ended January 31, 2000 pro forma results and the nine months ended January 31, 2000 pro forma results exclude merger costs in the amount of $1,490,426 which occurred during the first quarter. Additionally, the proforma results exclude the effects of losses from discontinued operations of Aaron and Sons (net of tax effect ) and the early extinguishment of debt (net of tax effect)

                  CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
                           RECONCILIATION OF QUARTERS
                                   (UNAUDITED)


                                                                         Actual
                                                        October        January 31,     Effects of         9 Month
                                                           31             2000        Discontinued        January
                                                          1999          3 month        Operations          2000
                                                    -------------    -------------    -------------    -------------
Revenues                                            $ 111,155,871    $  93,003,878    ($    732,188)   $ 203,427,561
                                                    -------------    -------------    -------------    -------------

Operating Expenses:
  Cost of Operations                                   62,036,630       61,451,815         (662,558)   $ 122,825,887
  General and Administrative                           15,161,560       11,413,226         (281,154)   $  26,293,632
  Depreciation and Amortization                        15,666,771       10,193,287          (97,322)   $  25,762,736
  Merger Costs (Pooling)                                1,490,426                0                0    $   1,490,426
                                                    -------------    -------------    -------------    -------------
                                                       94,355,387       83,058,328       (1,041,034)     176,372,681
                                                    -------------    -------------    -------------    -------------
Operating Income                                       16,800,484        9,945,550          308,846       27,054,880
                                                    -------------    -------------    -------------    -------------

Other (Income) Expenses
  Interest Expense, Net                                 3,212,496        4,774,341           (3,480)   $   7,983,357
  Other Expense (Income), net                            (503,802)        (119,774)               0    ($    623,576)
  Gain on Sale of Facility                                      0                0                0    $           0
                                                    -------------    -------------    -------------    -------------
                                                        2,708,694        4,654,567           (3,480)       7,359,781
                                                    -------------    -------------    -------------    -------------

Income Before Provision for Income Taxes
  Discontinued Operations and Extraordinary Items      14,091,790        5,290,983          312,326       19,695,099
Provision for Income Taxes                              6,177,705        2,433,483          121,807    $   8,732,995
                                                    -------------    -------------    -------------    -------------
Net Income from Continuing Operations                   7,914,085        2,857,500          190,519       10,962,104

Discontinued Operations, Net of Tax Effect:
 (Gain)/Loss from Discontinued Operations (2)                   0           78,564          190,519    $     269,083
 Loss on Disposal of Discontinued Operations (2)                0        1,393,232                0    $   1,393,232

Total Discontinued Operations                                   0        1,471,796          190,519        1,662,315

Extraordinary Items, Net of Tax Effect:
 Early Extinguishment of Debt (2)                               0          631,283                0    $     631,283

Net Income                                              7,914,085          754,421                0        8,668,506
                                                    =============    =============    =============    =============
EBIT                                                   16,800,484        9,945,550                        27,054,880
EBITDA                                                 32,467,255       20,138,837                        52,817,616

Common Stock and Common
 Stock Equivalent Shares Outstanding,
 Assuming Full Dilution                                16,506,818       20,265,517                        17,758,558
                                                    =============    =============                     =============
Diluted Earnings per Share                          $       0.479    $       0.037                     $       0.617
                                                    =============    =============                     =============


                                                                       Proforma
                                                       October         January 31,     Effects of        9 Month
                                                         31               2000        Discontinued       January
                                                        1999            3 month        Operations          2000
                                                    -------------    -------------    -------------   -------------
Revenues                                            $ 111,155,871    $  93,003,878    $           0   $ 204,159,749
                                                    -------------    -------------    -------------   -------------

Operating Expenses:
  Cost of Operations                                   62,036,630       61,451,815                0   $ 123,488,445
  General and Administrative                           15,161,560       11,413,226                0   $  26,574,786
  Depreciation and Amortization                        15,666,771       10,193,287                0   $  25,860,058
  Merger Costs (Pooling)                                        0                0                0   $           0
                                                    -------------    -------------    -------------   -------------
                                                       92,864,961       83,058,328                0     175,923,289
                                                    -------------    -------------    -------------   -------------
Operating Income                                       18,290,910        9,945,550                0      28,236,460
                                                    -------------    -------------    -------------   -------------

Other (Income) Expenses
  Interest Expense, Net                                 3,212,496        4,774,341                0   $   7,986,837
  Other Expense (Income), net                            (503,802)        (119,774)               0   ($    623,576)
  Gain on Sale of Facility                                128,213                0                0   $     128,213
                                                    -------------    -------------    -------------   -------------
                                                        2,836,907        4,654,567                0       7,491,474
                                                    -------------    -------------    -------------   -------------

Income Before Provision for Income Taxes
  Discontinued Operations and Extraordinary Items      15,454,003        5,290,983                0      20,744,986
Provision for Income Taxes                              6,488,388        2,433,483                0   $   8,921,871
                                                    -------------    -------------    -------------   -------------
Net Income from Continuing Operations                   8,965,615        2,857,500                0      11,823,115

Discontinued Operations, Net of Tax Effect:
 (Gain)/Loss from Discontinued Operations (2)                   0                0                0   $           0
 Loss on Disposal of Discontinued Operations (2)                0                0                0   $           0

Total Discontinued Operations                                   0                0                0               0

Extraordinary Items, Net of Tax Effect:
 Early Extinguishment of Debt (2)                               0                0                0   $           0

Net Income                                              8,965,615        2,857,500                0      11,823,115
                                                    =============    =============    =============   =============
EBIT                                                   18,290,910        9,945,550                       28,236,460
EBITDA                                                 33,957,681       20,138,837                       54,096,518

Common Stock and Common
 Stock Equivalent Shares Outstanding,
 Assuming Full Dilution                                16,506,818       20,265,517                       17,758,558
                                                    =============    =============                    =============
Diluted Earnings per Share                          $       0.543    $       0.141                    $       0.666
                                                    =============    =============                    =============


The accompanying notes are an integral part of these consolidated financial statements.

NOTES:

(1) Financial Statements have been restated to reflect the following merger transactions, all accounted for as poolings of interests:


     Natural Environmental, Inc., Schultz Landfill, Inc.,             Collectively "NEI"
     and Blasdell Development Group, Inc.

     Westfield Disposal Service, Inc., and Portland C & D             Collectively "Westfield Disposal"
     Landfill, Inc.

     Resource Waste Systems, Inc., Resource Transfer Services, Inc., and Resource Recovery of Cape Cod, Inc.
     (Collectively "Resource Waste Systems")

     Corning Community Disposal, Inc.


(2) The quarter ended January 31, 2000 pro forma results and the nine months ended January 31, 2000 pro forma results exclude merger costs in the amount of $1,490,426 which occurred during the first quarter. Additionally, the proforma results exclude the effects of losses from discontinued operations of Aaron and Sons (net of tax effect ) and the early extinguishment of debt (net of tax effect)